Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of 4,600,000 shares of 6.950% series E cumulative redeemable preferred stock pursuant to a registration statement on Form S-3 (File No. 333-193311) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission on March 4, 2016 are estimated to be as follows:

Estimated Fees
SEC registration fee	$11,580
Accounting fees and expenses	80,000
Legal fees and expenses	220,000
NYSE supplemental listing fee	22,080
Printing fees	30,000
Transfer agent and registrar fees and expenses	5,000

Total	$368,660